INVESTMENT ADVISORY AGREEMENT
                               NATIONS FUND TRUST


      THIS AGREEMENT is made as of this 1st day of January, 1996, by and between NATIONS FUND TRUST, a Massachusetts business trust (the "Trust"), and NATIONSBANC ADVISORS, INC., a North Carolina corporation (the "Adviser"), on behalf of those portfolios of the Trust now or hereafter identified on Schedule I hereto (each a "Fund" and collectively, the "Funds").

      WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Adviser is registered with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as an investment adviser; and

      WHEREAS, the Trust and the Adviser desire to enter into an agreement to provide for investment advisory services to the Trust upon the terms and conditions hereinafter set forth; and

      WHEREAS, the Trust and the Adviser contemplate that certain duties of the Adviser under this Agreement will be delegated to one or more sub-investment adviser(s) (the "Sub-Adviser(s)") pursuant to separate sub-advisory agreement(s) (the "Sub-Advisory Agreement(s)");

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Trust hereby appoints the Adviser to act as investment adviser to each Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. In the event that the Trust establishes one or more portfolios other than the Funds with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Trust in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Adviser) are modified with respect to such Fund in writing by the Trust and the Adviser at the time.

      2. Delegation of Responsibilities. Subject to the approval of the Trust's Board of Trustees and, if required, the shareholders of the Funds, the Adviser may, pursuant to the Sub-Advisory Agreement(s), delegate to the Sub-Adviser(s) those of its duties hereunder identified in the Sub-Advisory Agreement(s), provided that the Adviser shall continue to supervise and monitor the performance of the duties delegated to the Sub-Adviser(s) and any such delegation shall not relieve the Adviser of its duties and obligations under this Agreement. The Adviser shall be solely responsible for compensating the Sub-Adviser(s) for services rendered under the Sub-Advisory Agreement(s).

      3. Delivery of Documents. The Trust has furnished the Adviser with copies, properly certified or authenticated, of each of the following:

              (a) The Trust's Declaration of Trust as filed with the Secretary of The Commonwealth of Massachusetts on May 14, 1985, and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

              (b) The Trust's Code of Regulations and amendments thereto (such Code of Regulations, as presently in effect and as it shall from time to time be amended, is herein called the "Code");

              (c) Votes of the Trust's Board of Trustees authorizing the appointment of the Adviser and approving this Agreement;

              (d) The Trust's Registration Statement, as amended, on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act")
(File No.  2-97817) and under the 1940 Act; and

              (e) The most recent prospectus(es) of the Trust relating to each Fund (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus").

      The Trust will furnish the Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

      4. Management. Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in each Fund. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Funds and will place the daily orders for the purchase or sale of securities. The Adviser will provide the services rendered by it under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus and votes of the Trust's Board of Trustees. The Adviser further agrees that it will:

              (a) Update each Fund's cash availability throughout the day as required;

              (b) Maintain historical tax lots for each portfolio security held by each Fund;

              (c) Transmit trades to the Trust's custodian for proper settlement;

              (d) Maintain all books and records with respect to each Fund's securities and transactions;

              (e) Supply the Trust and its Board of Trustees with reports and statistical data as requested; and

              (f) Prepare a quarterly broker security transaction summary and monthly security transaction listing for each Fund.

      5.      Other Covenants.  The Adviser agrees that it:
              ---------------

              (a) will comply with all applicable Rules and Regulations of the Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law, including but not limited to the 1940 Act and the Advisers Act;

              (b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

              (c) will not make loans to any person to purchase or carry Fund shares;

              (d) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker/dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer-viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the particular Fund and to the Trust. In addition, the Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser or the Trust's principal underwriter), provided that the Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser or the Trust's principal underwriter for the Funds or an affiliated person of either acting as principal or broker, except as permitted by the Commission or applicable law;

              (e) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. In making investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer (or related supporting institution) of securities proposed for purchase or sale for the Fund's account are customers of the commercial departments of its affiliates. In dealing with commercial customers, such commercial departments will not inquire or take into consideration whether securities of those customers are held by the Fund; and

              (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

      6. Services Not Exclusive. The services furnished by the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

      7. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      8. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Funds. In addition, if the aggregate expenses borne by any Fund in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which its shares are registered or qualified for sale to the public, the Adviser together with the Fund's administrator(s) shall reimburse such Fund for such excess in proportion to the fees otherwise payable to them for such year. The obligation of the Adviser to reimburse the Trust hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Adviser shall reimburse the Trust for the full amount of its share of any such excess expenses regardless of the fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

      9. Compensation. For the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Trust will pay the Adviser and the Adviser will accept as full compensation therefor a fee for that Fund determined in accordance with Schedule I attached hereto. The fee attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund. The Trust and the Adviser may, from time to time, agree to reduce, limit or waive the amounts payable hereunder with respect to one or more Funds for such period or periods they deem advisable.

      10. Limitation of Liability. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser or any of its officers, directors, employees or agents, in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      11. Duration and Termination. This Agreement shall become effective with respect to a Fund when approved in accordance with the requirements of the 1940 Act, and shall thereafter continue from year to year, provided that the continuation of the Agreement is specifically approved at least annually:

                     (a) (i) by the Trust's Board of Trustees or (ii) by the
              vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

                     (b) by the affirmative vote of a majority of the Trust's
              Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the particular Fund), or by the Adviser on sixty (60) days' written notice. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

      12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement affecting a Fund shall be effective until approved by vote of a majority of the outstanding voting securities of such Fund. However, this shall not prevent the Adviser from reducing, limiting or waiving its fee.

      13. Release. The names "Nations Fund Trust" and "Trustees of Nations Fund Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 6, 1985, which is hereby referred to and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Nations Fund Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

      14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by Delaware law.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                              NATIONS FUND TRUST
                              on behalf of the Funds

                              By:  /s/ A. Max Walker
                                   -----------------------------------
                                    A.  Max Walker
                                    President and Chairman of the
                                    Board of Directors


                              NATIONSBANC ADVISORS, INC.

                              By:  /s/ Mark H. Williamson
                                   -----------------------------------
                                   Mark H.  Williamson
                                   President and Director

                                   SCHEDULE I
                                   ----------

         The Trust shall pay the Adviser as full compensation for services provided and expenses assumed hereunder an advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:

   ------------------------------------------------------------------------- -------------------
                                                                                Rate of
                              Fund                                           Compensation

   ------------------------------------------------------------------------- -------------------
   Nations Government Money Market Fund                                           0.20%
   ------------------------------------------------------------------------- -------------------
   Nations Tax Exempt Fund                                                        0.20%
   ------------------------------------------------------------------------- -------------------
   Nations Value Fund                                                             0.65%
   ------------------------------------------------------------------------- -------------------
   Nations Strategic Growth Fund                                                  0.65%
   ------------------------------------------------------------------------- -------------------
   Nations Capital Growth Fund                                                    0.65%
   ------------------------------------------------------------------------- -------------------
   Nations MidCap Growth Fund                                                     0.65%
   ------------------------------------------------------------------------- -------------------
   Nations LargeCap Index Fund                                                    0.40%
   ------------------------------------------------------------------------- -------------------
   Nations Managed Index Fund                                                     0.40%
   ------------------------------------------------------------------------- -------------------
   Nations SmallCap Index Fund                                                    0.40%
   ------------------------------------------------------------------------- -------------------
   Nations Aggressive Growth Fund                                                 0.65%
   ------------------------------------------------------------------------- -------------------
   Nations Short-Intermediate Government Fund                                     0.30%
   ------------------------------------------------------------------------- -------------------
   Nations Short-Term Income Fund                                                 0.30%
   ------------------------------------------------------------------------- -------------------
   Nations Strategic Income Fund                                                  0.50%
   ------------------------------------------------------------------------- -------------------
   Nations Bond Fund                                                              0.40%
   ------------------------------------------------------------------------- -------------------
   Nations Municipal Income Fund                                                  0.50%
   ------------------------------------------------------------------------- -------------------
   Nations Short-Term Municipal Income Fund                                       0.30%
   ------------------------------------------------------------------------- -------------------
   Nations Intermediate Municipal Bond Fund                                       0.40%
   ------------------------------------------------------------------------- -------------------
   Nations Florida Municipal Bond Fund                                            0.50%
   ------------------------------------------------------------------------- -------------------
   Nations Georgia Municipal Bond Fund                                            0.50%
   ------------------------------------------------------------------------- -------------------
   Nations Maryland Municipal Bond Fund                                           0.50%
   ------------------------------------------------------------------------- -------------------
   Nations North Carolina Municipal Bond Fund                                     0.50%
   ------------------------------------------------------------------------- -------------------
   Nations South Carolina Municipal Bond Fund                                     0.50%
   ------------------------------------------------------------------------- -------------------
   Nations Tennessee Municipal Bond Fund                                          0.50%
   ------------------------------------------------------------------------- -------------------
   Nations Texas Municipal Bond Fund                                              0.50%
   ------------------------------------------------------------------------- -------------------
   Nations Virginia Municipal Bond Fund                                           0.50%
   ------------------------------------------------------------------------- -------------------
   Nations Florida Intermediate Municipal Bond Fund                               0.40%
   ------------------------------------------------------------------------- -------------------
   Nations Georgia Intermediate Municipal Bond Fund                               0.40%
   ------------------------------------------------------------------------- -------------------
   Nations Maryland Intermediate Municipal Bond Fund                              0.40%
   ------------------------------------------------------------------------- -------------------
   Nations North Carolina Intermediate Municipal Bond Fund                        0.40%
   ------------------------------------------------------------------------- -------------------
   Nations South Carolina Intermediate Municipal Bond Fund                        0.40%
   ------------------------------------------------------------------------- -------------------
   Nations Tennessee Intermediate Municipal Bond Fund                             0.40%
   ------------------------------------------------------------------------- -------------------
   Nations Texas Intermediate Municipal Bond Fund                                 0.40%
   ------------------------------------------------------------------------- -------------------
   Nations Virginia Intermediate Municipal Bond Fund                              0.40%
   ------------------------------------------------------------------------- -------------------

   Last Amended:  June 8, 2001

IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule I to be executed by their officers designated below as of the 8th day of June, 2001.


                                      NATIONS FUND TRUST
                                      on behalf of the Funds

                                      By:   /s/ Richard H. Blank, Jr.
                                            ---------------------------------
                                            Richard H. Blank, Jr.
                                            Secretary


                                      BANC OF AMERICA ADVISORS, LLC
                                      (formerly NationsBanc Advisors, Inc.)

                                      By:  /s/ Robert H. Gordon
                                           -----------------------------------
                                            Robert H. Gordon
                                            President